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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-40102, Form S-8 No. 33-98944, Form S-8 No. 33-99218, Form S-8
No. 33-51019, Form S-8 No. 33-52047, Form S-8 No. 33-66284, Form S-8 No.
33-66286, Form S-8 No. 33-66322, Form S-8 No. 33-102255 and Form S-3 No.
33-109029) of Pulte Homes, Inc. and in the related Prospectuses of our report dated January 23, 2004, with respect to the consolidated financial statements of Pulte Homes, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Detroit, Michigan
February 24, 2004